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Exhibit (h)(36)

                               REVISED SCHEDULE B

           TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

     THIS SCHEDULE B, dated as of __________________, 2007, is revised Schedule B to that certain Sub-Administration and Accounting Services Agreement dated as of April 1, 2000, as amended, between PFPC INC. and ASTON ASSET MANAGEMENT LLC, assignee to ABN AMRO Investment Fund Services, Inc. (f/k/a Alleghany Investment Services). This Schedule B shall supersede all previous forms of this Schedule B.

                            International Portfolios:

                     Aston/ABN AMRO Global Real Estate Fund
                       Aston/Resolution Global Equity Fund
                        Aston/Neptune International Fund
                        Aston/Barings International Fund
                   Aston/SGA International Small-Mid Cap Fund

PFPC INC.                               ASTON ASSET MANAGEMENT LLC


By:                                     By:
    --------------------------------        ------------------------------------
Name:                                   Name:
      ------------------------------          ----------------------------------
Title:                                  Title:
       -----------------------------           ---------------------------------


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